UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 21, 2016

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Pike Street

Suite 2000

Seattle, Washington 98101

(Address of Principal Executive Offices)

(206) 331-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Executive Officer Annual Salaries.

On April 21, 2016 (the “Grant Date”), the Compensation Committee of the Board of Directors of Marchex, Inc. (the “Corporation” or “Marchex”) pursuant to its review of annual compensation for executive officers of the Corporation, approved revised annual salaries for certain of the Corporation’s executive officers in the below table effective April 21, 2016:

Name of Executive Officer	Salary
Michael Arends	$290,000
Ethan Caldwell	$285,000
Peter Christothoulou	$380,000
Ziad Ismail	$285,000
Gary Nafus	$300,000

Time-based Stock Option and Restricted Stock Awards.

On the Grant Date, the Corporation’s Compensation Committee, pursuant to its review of equity award incentives for executive officers of the Corporation, approved stock option and restricted stock grants under the Corporation’s 2012 Stock Incentive Plan (the “Plan”) effective on the Grant Date to the executive officers in the below table (subject to continued employment at such times) in the following amounts:

Name of Executive Officer	Option for Number of Shares of Class B Common Stock	Number of Restricted Shares of Class B Common Stock
Michael Arends	130,000	120,000
Ethan Caldwell	130,000	120,000
Peter Christothoulou	500,000	300,000
Ziad Ismail	150,000	125,000
Gary Nafus	70,000	70,000

Each such option shall have an exercise price of $4.26 per share, the closing price of the Corporation’s Class B common stock on the Grant Date, shall be an incentive stock option to the extent permitted by the Internal Revenue Code of 1986, as amended (the “Code”), and otherwise a nonqualified stock option, with 25% of the option shares vesting on the first annual anniversary of the Grant Date and thereafter 1/12th of the remainder will vest quarterly thereafter for the following three years. 25% of the restricted shares shall vest on each of the first, second, third and fourth annual anniversaries of the Grant Date. The restricted stock will be valued based upon the closing price of the Corporation’s Class B common stock on the Grant Date.

Marchex, Inc. Amended & Restated Annual Incentive Plan.

Pursuant to the Marchex Amended & Restated Annual Incentive Plan (the “Incentive Plan”), on the Grant Date Marchex’s Compensation Committee approved updated target cash bonus compensation under the Incentive Plan for the 2016 fiscal period based upon the achievement of revenue and adjusted OIBA targets. The updated executive officer participants for the 2016 fiscal period and annual bonus targets are Michael Arends ($217,500), Ethan Caldwell ($213,750), Peter Christothoulou ($285,000), Ziad Ismail ($156,750) and Gary Nafus ($325,000). Participants in the Incentive Plan will not receive a bonus if adjusted OIBA thresholds are not achieved, even if revenue targets are met. If all targets are met at the highest threshold, plan participants can earn a maximum of $2,396,000 in the aggregate for the entire bonus pool. The target bonuses shall be a specified percentage of bonus targets (ranging from 35 to 200% based on performance target category) and shall be based on achieving specified revenue (new, existing and all revenue) and adjusted OIBA targets for the 2016 fiscal period.

Bonuses are based on the following weighting: 25% from new revenue target attainment, 25% from existing revenue target attainment, 25% from all revenue target attainment and 25% from adjusted OIBA target attainment.

Amended and Restated Executive Officer Employment Agreements.

Effective on the Grant Date, the Corporation’s Compensation Committee, pursuant to its review of long-term incentives and annual compensation for executive officers, authorized entering into Amended and Restated Executive Officer Employment Agreements with the following executive officers which such agreements supersede any prior employment related agreements or offer letters: Michael Arends, Ethan Caldwell, Peter Christothoulou, Ziad Ismail and Gary Nafus. Mr. Arends, Mr. Caldwell and Mr. Christothoulou, each of whom have Retention Agreements, as amended to date (the “Retention Agreements”), in place, are entering into one form of Amended and Restated Executive Officer Employment Agreement (the “Amended and Restated Executive Officer Employment Agreement No. 1”) and Mr. Ismail and Mr. Nafus are entering into a second form of Amended and Restated Executive Officer Employment Agreement (the “Amended and Restated Executive Officer Employment Agreement No.2”, and together with Amended and Restated Executive Officer Employment Agreement No. 1, the “Employment Agreements”). Any capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Employment Agreements or the Retention Agreements, if applicable.

The Amended and Restated Executive Officer Employment Agreement No. 1 provides for the following:

•	The previously disclosed Retention Agreements which provide for certain termination payments in the event of a Change of Control shall remain in place except that the excise tax gross-up provision contained therein shall terminate and have no further force and effect.

•	Participation in the Company’s Annual Incentive Plan as detailed above.

•	In the event the Company terminates executive’s employment for any reason other than Cause, or executive terminates his employment for Good Reason (regardless of a Change of Control) and subject to executive’s execution of a release of claims, executive will be eligible to receive the following severance and related post-termination benefits:

•	a lump sum payment equal to one and one half (1.5) times (in the case Mr. Christothoulou) and one (1) times (in the case of Mr. Arends and Mr. Caldwell) executive’s then Annual Salary payable at the time of termination, unless the termination of executive’s employment occurs within 12 months following a Change of Control, in which case executive will receive the benefits under his Retention Agreement;

•	payment by the Company of its share of medical, dental and vision insurance premiums under COBRA (“Health Benefits”) for executive and executive’s dependents for the 12 month period following the separation date or such lesser period as executive remains eligible under COBRA, unless the termination of executive’s employment occurs within 12 months following a Change of Control, in which case executive will receive the benefits under executive’s Retention Agreement; and

•	an additional one and one half (1.5) years of time-based vesting (in the case of Mr. Christothoulou) and an additional one (1) year of time-based vesting (in the case of Mr. Arends and Mr. Caldwell) on any unvested options, restricted stock and restricted stock units as of the separation date.

•	In the event that executive’s employment terminates due to death or Disability, and subject to execution of a release of claims, executive will be eligible to receive the following severance and related post-termination benefits:

•	payment by the Company of Health Benefits for the 18 month period following the separation date or such lesser period as executive remains eligible under COBRA; and

•	One hundred percent (100%) of all performance and time-based unvested options, restricted stock and restricted stock units will immediately vest upon executive’s separation date.

•

One hundred percent (100%) of all performance and time based options, restricted stock and restricted stock units not already vested, shall become immediately vested upon the occurrence of both (a) a Change of Control, (b) followed by the first to occur of (i) a termination of executive’s employment by the Company or any successor thereto without Cause, (ii) a material diminution in the nature or scope of executive’s duties, responsibilities, authorities, powers or functions that constitutes Good Reason, or (iii) the twelve month anniversary of the occurrence of the Change of Control provided that executive then remains an employee of the Company or its successor (collectively, the “Double-Trigger Change of Control Acceleration”).

The Amended and Restated Executive Officer Employment Agreement No. 2 provides for the following:

•	Participation in the Company’s Annual Incentive Plan as detailed above.

•	In the event the Company terminates executive’s employment for any reason other than Cause) or executive terminates his employment for Good Reason and subject to executive’s execution of a release of claims, executive will be eligible to receive the following severance and related post-termination benefits:

•	a lump sum payment equal to one (1) times executive’s then Annual Salary payable at the time of termination, unless the termination of executive’s employment occurs within 12 months following a Change of Control, in which case executive will receive the benefits provided below; and

•	payment by the Company of Health Benefits for executive and executive’s dependents for the 12 month period following the separation date or such lesser period as executive remains eligible under COBRA, unless the termination of executive’s employment occurs within 12 months following a Change of Control, in which case executive will receive the Heath Benefits for 18 months; and

•	an additional one (1) year of time-based vesting on any unvested options, restricted stock and restricted stock units as of the separation date.

•	In the event that executive’s employment terminates due to death or Disability, and subject to execution of a release of claims, executive will be eligible to receive the following severance and related post-termination benefits:

•	payment by the Company of Health Benefits for the 18 month period following the separation date or such lesser period as executive remains eligible under COBRA; and

•	One hundred percent (100%) of all performance and time-based unvested options, restricted stock and restricted stock units will immediately vest upon executive’s separation date.

•	In the event of a Change of Control, then executive shall be entitled to a lump sum severance payment payable in cash equal to one (1) times the product of the executive’s Annual Salary plus the greater of the aggregate amount of any bonuses paid to or earned by executive with respect to the Company’s immediately prior fiscal year or executive’s pro rata portion of the aggregate bonus pool under the Incentive Plan for the then current fiscal year assuming achievement under the Incentive Plan of the maximum performance targets for such fiscal year, and the Double-Trigger Change of Control Acceleration discussed above.

The above summary is qualified in its entirety by reference to the Employment Agreements with each of Mr. Arends, Mr. Caldwell, Mr. Christothoulou, Mr. Ismail and Mr. Nafus, copies of which will be filed as exhibits to the Corporation’s next applicable periodic report of registration statement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Marchex has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2016	MARCHEX, INC.

	By:	/s/ PETER CHRISTOTHOULOU
	Name:	Peter Christothoulou
	Title:	Chief Executive Officer